Audited Financial Statements


                    M.A. Hanna Company Capital
                   Accumulation Plan and Trust



                    December 31, 1993 and 1992

                  Report of Independent Auditors



Committee for Employee Benefits Administration
M.A. Hanna Company Capital Accumulation
  Plan and Trust


We have audited the accompanying statements of net assets available for plan benefits of the M.A. Hanna Company Capital Accumulation Plan and Trust as of December 31, 1993 and 1992, and the related statement of changes in net assets available for plan benefits for the year ended December 31, 1993. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We   conducted  our  audits  in  accordance  with  generally
accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for plan benefits of the Plan at December 31, 1993 and 1992, and the changes in its net assets available for plan benefits for the year ended December 31, 1993, in conformity with generally accepted accounting principles.

Our  audits were made for the purpose of forming an  opinion on  the
basic financial statements taken as a  whole.   The accompanying
supplemental schedules of assets held for investment as of December 31, 1993, and transactions or series of transactions in excess of five percent of the current value of plan assets for the year then ended, are presented for purposes of complying with the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of
1974, and   are  not  a  required  part  of  the  basic  financial
statements. The supplemental schedules have been subjected to the auditing procedures applied in our audit of the 1993 financial statements and, in our opinion, are fairly stated in all material respects in relation to the 1993 basic financial statements taken as a whole.



                                          /s/ Ernst & Young


June 24, 1994

M.A. HANNA COMPANY CAPITAL ACCUMULATION PLAN AND TRUST

STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS

December 31, 1993


                                                                                   Wells Fargo Mutual Funds
                                                         -------------------------------------------------------------------
                                                                                                      U.S.
                                                            Asset        Bond                       Treasury        Money
                                               Sweep     Allocation      Index       S&P 500       Allocation      Market
                                              Account       Fund         Fund       Stock Fund        Fund          Fund
                                             ---------   -----------   ---------   ------------   ------------   -----------
Assets
Investments at fair value                        $123    $2,246,406    $374,530     $3,738,710    $11,974,740    $3,944,635
Employer's contribution receivable                            3,159         385            948            721           512
Employees' contribution receivable                            6,688         804          2,010          1,578         1,058
Participant loans
                                             _________   ___________   _________   ____________   ____________   ___________
Net assets available for plan benefits           $123    $2,256,253    $375,719     $3,741,668    $11,977,039    $3,946,205
                                             =========   ===========   =========   ============   ============   ===========

See notes to financial statements



                                                Tilts
                                                  &       M.A. Hanna
                                               Timing       Company
                                                Fund      Stock Fund      Loans        Total
                                              ---------   -----------   ---------   ------------
Assets
Investments at fair value                     $716,975    $3,837,180          $0    $26,833,299
Employer's contribution receivable                 286         9,077                     15,088
Employees' contribution receivable                 608         3,216                     15,962
Participant loans                                                        250,890        250,890
                                              _________   ___________   _________   ____________
Net assets available for plan benefits        $717,869    $3,849,473    $250,890    $27,115,239
                                              =========   ===========   =========   ============


M.A. HANNA COMPANY CAPITAL ACCUMULATION PLAN AND TRUST

STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS

December 31, 1992


                                                                                   Wells Fargo Collective Investment Funds
                                                         -------------------------------------------------------------------
                                                          Three Way                                   U.S.          Tilts
                                                            Asset        Bond                       Treasury          &
                                               Sweep     Allocation      Index       S&P 500       Allocation      Timing
                                              Account       Fund         Fund       Stock Fund        Fund          Fund
                                             ---------   -----------   ---------   ------------   ------------   -----------
Assets
Investments at fair value                      $1,924    $1,089,284    $284,807     $3,421,826    $12,064,671      $330,470
Employer's contribution receivable                            3,137         403            670            738           236
Employees' contribution receivable                            6,534         819          1,373          1,517           488
Interest receivable                               381
Participant loans
                                             _________   ___________   _________   ____________   ____________   ___________
Net assets for plan benefits                   $2,305    $1,098,955    $286,029     $3,423,869    $12,066,926      $331,194
                                             =========   ===========   =========   ============   ============   ===========

See notes to financial statements.



                                              -----------
                                                 Money      M.A. Hanna
                                                Market        Company
                                                 Fund       Stock Fund      Loans        Total
                                              -----------   -----------   ---------   ------------
Assets
Investments at fair value                     $2,553,931    $2,359,832          $0    $22,106,745
Employer's contribution receivable                   686         8,968                     14,838
Employees' contribution receivable                 6,839         3,155                     20,725
Interest receivable                                                                           381
Participant loans                                                          152,928        152,928
                                              ___________   ___________   _________   ____________
Net assets for plan benefits                  $2,561,456    $2,371,955    $152,928    $22,295,617
                                              ===========   ===========   =========   ============


M.A. HANNA COMPANY CAPITAL ACCUMULATION PLAN AND TRUST

STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS

                                                                       WELLS FARGO COLLECTIVE INVESTMENT FUNDS
                                                         ------------------------------------------------------------------
                                                          Three-Way                    S&P            US
                                                            Asset        Bond          500         Treasury      Tilts &
                                               Sweep     Allocation      Index        Stock       Allocation     Timing
                                              Account       Fund         Fund         Fund           Fund         Fund
                                             ---------   -----------   ---------   -----------   ------------   ---------
NET ASSETS AVAILABLE FOR PLAN
BENEFITS AS OF JANUARY 1, 1993                 $2,305    $1,098,955    $286,029    $3,423,869    $12,066,926    $331,194

Investment Income:
   Net realized and unrealized appreciation
     (depreciation) in fair value of
     investments                                            131,019      23,852       126,832      1,403,399      54,351
   Interest                                        23
   Dividends
                                             ---------   -----------   ---------   -----------   ------------   ---------
                                                   23       131,019      23,852       126,832      1,403,399      54,351

Contributions:
   Employer                                                 127,345      15,731        36,939         35,672      23,475
   Employees                                                144,489      21,048       100,231         56,975      54,961
                                                         -----------   ---------   -----------   ------------   ---------
                                                            271,834      36,779       137,170         92,647      78,436
Distribution to employees partially and
  wholly withdrawn from the Plan                 (180)      (41,951)     (3,801)      (80,477)      (130,259)    (53,621)

Net transfer (to) from other funds             (1,574)   (1,701,833)   (415,766)   (3,776,193)   (13,820,306)    261,487
Transfers (out) in                               (451)      241,976      72,907       168,799        387,613      46,022

Administrative expenses                                                                                  (20)
                                             ---------   -----------   ---------   -----------   ------------   ---------
Net (decrease) increase                        (2,182)   (1,098,955)   (286,029)   (3,423,869)   (12,066,926)    386,675
                                             ---------   -----------   ---------   -----------   ------------   ---------
NET ASSETS AVAILABLE FOR PLAN
BENEFITS AS OF DECEMBER 31, 1993                 $123            $0          $0            $0             $0    $717,869
                                             =========   ===========   =========   ===========   ============   =========

See notes to financial statements








                                                                            WELLS FARGO MUTUAL FUNDS
                                                     ----------------------------------------------------------------------
                                                                                                                 U.S.
                                                         Money         Asset         Bond          S&P         Treasury
                                                        Market      Allocation      Index          500        Allocation
                                                         Fund          Fund          Fund      Stock Fund        Fund
                                                      -----------   -----------   ----------   -----------   ------------
NET ASSETS AVAILABLE FOR PLAN
BENEFITS AS OF JANUARY 1, 1993                        $2,561,456            $0           $0            $0             $0

Investment Income:
   Net realized and unrealized appreciation
     (depreciation) in fair value of
     investments                                                        52,652       (2,335)      167,605        (41,062)
   Interest                                               36,780
   Dividends                                                            58,495       11,351        46,465        700,377
                                                      -----------   -----------   ----------   -----------   ------------
                                                          36,780       111,147        9,016       214,070        659,315

Contributions:
   Employer                                               65,711        45,776        6,234        18,006        (10,980)
   Employees                                              60,573       130,476       34,828        87,556         13,456
                                                      -----------   -----------   ----------   -----------   ------------
                                                         126,284       176,252       41,062       105,562          2,476
Distribution to employees partially and
  wholly withdrawn from the Plan                        (200,908)      (13,766)      (3,275)      (48,586)      (178,594)

Net transfer (to) from other funds                    (2,711,957)    2,034,891      378,831     3,570,805     11,493,872
Transfers (out) in                                       188,345       (52,270)     (49,915)     (100,183)

Administrative expenses                                                     (1)                                      (30)
                                                      -----------   -----------   ----------   -----------   ------------
Net (decrease) increase                               (2,561,456)    2,256,253      375,719     3,741,668     11,977,039
                                                      -----------   -----------   ----------   -----------   ------------
NET ASSETS AVAILABLE FOR PLAN
BENEFITS AS OF DECEMBER 31, 1993                              $0    $2,256,253     $375,719    $3,741,668    $11,977,039
                                                      ===========   ===========   ==========   ===========   ============



                                                      --------------

                                                          Money      M.A. Hanna
                                                         Market        Company
                                                          Fund       Stock Fund       Loans           Total
                                                       -----------   -----------    ---------      ------------
NET ASSETS AVAILABLE FOR PLAN
BENEFITS AS OF JANUARY 1, 1993                                 $0    $2,371,955     $152,928       $22,295,617

Investment Income:
   Net realized and unrealized appreciation
     (depreciation) in fair value of
     investments                                                        492,538                      2,408,851
   Interest                                                                           13,743            50,546
   Dividends                                               41,885                                      858,573
                                                       -----------   -----------    ---------     -------------
                                                           41,885       492,538       13,743         3,317,970

Contributions:
   Employer                                                38,089       328,887                        730,885
   Employees                                               53,538       103,074                        861,205
                                                       -----------   -----------                  -------------
                                                           91,627       431,961                      1,592,090
Distribution to employees partially and
  wholly withdrawn from the Plan                         (138,619)      (74,535)     (11,772)         (980,344)

Net transfer (to) from other funds                      3,951,323       640,429       95,991                 0
Transfers (out) in                                                      (10,291)                       892,552

Administrative expenses                                       (11)       (2,584)                        (2,646)
                                                       -----------   -----------    ---------      ------------
Net (decrease) increase                                 3,946,205     1,477,518       97,962         4,819,622
                                                       -----------   -----------    ---------      ------------
NET ASSETS AVAILABLE FOR PLAN
BENEFITS AS OF DECEMBER 31, 1993                       $3,946,205    $3,849,473     $250,890       $27,115,239
                                                      ===========   ===========    =========      =============



         M.A. Hanna Company Capital Accumulation Plan and Trust

                     Notes to Financial Statements

                       December 31, 1993 and 1992


A. Significant Accounting Policies

The accounting records of the Capital Accumulation Plan and Trust (the Plan) are maintained on the accrual basis.

The change in the difference between fair value and cost  of investments is reflected in the statement of changes in  net assets
 available   for   plan   benefits   as   unrealized appreciation
(depreciation).

The Wells Fargo Collective Investment Funds ("the Funds") invest in units of Wells Fargo Institutional Trust Company ("WFITC")
Collective Trust Funds for Employee Benefit Trusts ("the   Master
Funds")  which  have   similar   investment objectives to the Funds.
The Funds also invest in the Money Market Fund as a short-term investment vehicle.

Effective  July  2,  1993, certain  Wells  Fargo  Collective
Investment Funds were converted to the Stagecoach Inc. mutual funds of Wells Fargo ("the Funds").

Wells Fargo Bank, N.A. ("Wells Fargo") is the Trustee and Investment Manager of the Funds. WFITC is the Trustee and Investment Manager of the Master Funds and receives investment advice from Wells Fargo Nikko Investment Advisors.

The   following  is  a  summary  of  significant  accounting
policies consistently followed by Wells Fargo:

Fund Valuation

Valuation of the Funds' units occurs daily.  Unit  values    are
determined by dividing the value of each Fund's  net    assets  by
the  number  of  units  outstanding  on   the    valuation date.


Units of the Master Funds are valued on the basis of  the    unit
value  established by WFITC for each fund  at  each    valuation
date.

The  Bond  Index  Fund  invests in  units  of  the  WFITC
Government/Corporate  Bond  Index  Fund   ("Bond   Master    Fund").
The  Bond  Master  Fund's  units  are   valued    approximately
once  every five  business  days  ("Master    Fund  Valuation
Date").  Daily valuations  of  the  Bond    Master  Fund are
calculated by adjusting its  unit  value    on  the  most  recent
Master  Fund  Valuation  Date  for    subsequent    changes    in
 the    Lehman     Brothers    Government/Corporate Bond Index.


Valuation of Investments

Securities traded on securities exchanges are  valued  at    the
last reported sales price on the valuation date,  or    in  the
absence of any sales, at the last  reported  bid    price on the
valuation date.  Securities traded over-the-    counter  are  valued
at  the  final  bid  price  on  the    valuation date.  Securities
not traded are valued on  the    basis  of  quotations from pricing
services or securities    dealers.

U.S.  Treasury obligations are valued daily at  the  mean    of bid
and ask prices.

Investment Transactions and Investment Income

Investment  transactions are accounted for on  the  trade    date.
Dividend income is recognized on the  ex-dividend    date,  and
interest income is recognized on the  accrual    basis.   The cost
of investments sold is computed  on  an    average cost basis.

B. Description of the Plan

The  following description of the Plan provides only general
information.   Participants  should  refer   to   the   Plan
agreement for a more complete description of the Plan's provisions.

The Plan is a defined contribution plan and is offered to salaried associates of M.A. Hanna Company and certain associated companies who have completed six months of continuing service.

The purpose of this Plan is to provide these employees with an opportunity to accumulate savings for their retirement while at the same time providing withdrawal features due to early termination or retirement. The terms of the Plan permit eligible associates to contribute after-tax dollars from 1% to 14% each month through payroll deductions and provide for matching contributions (up to 7-1/2% of their salary) by their respective employer. 50% of the employer matching contribution is
automatically invested in the  M.A. Hanna  Stock  Fund.   The
remaining 50% is allocated in accordance with the participant's election .

Participants are fully vested in their account balance at all times.

Employer  contributions become vested  at  the  end  of  the calendar  year in which the contributions are made  provided the participant is employed on the last day of the calendar year.
Nonvested  contributions  forfeited  by  terminated employees  serve
to  reduce  contributions  made   by   the respective participating
companies.

A separate account is maintained for each participating employee which shows that participant's interest in each of the funds. Subject to certain limitations, an employee can make a voluntary withdrawal from the account at any time.

Upon termination of service, a participant may elect to receive either a lump-sum equal to the value of his or her account, or periodic installments over a period not to exceed the life expectancy of the participant and his or her spouse.

The  Company reserves the right to terminate or  modify  the Plan.
 In the event of a complete termination of the Plan, all participant accounts become 100% vested and the net assets of the Plan are to be set aside for distribution to Plan participants in a manner elected by each and as permitted under the
provisions of  the  Plan.   The  Plan administrator  has  received
notice that  the  Plan  is  not covered by the Pension Benefit
Guaranty Corporation.

C. Transactions with Parties-in-Interest

All expenses of administering the Plan are ratably shared by M.A.
Hanna Company and the other participating companies. Investment management fees are paid by participants in that management fees reduce the investment return reported and credited to participants.

D. Investments


The individual investments that reresent 5% or more of the fair value of net assets available for plan benefits at December 31, 1993 and 1992 are:


                                     1993            1992

M.A. Hanna Company Stock Fund     $3,837,180       $2,359,832

Wells Fargo Mutual Funds:
Asset Allocation Fund              2,246,406
S&P 500 Stock Fund                 3,738,710
U.S. Treasury Allocation Fund     11,974,740
Money Market Fund                  3,944,635

Wells Fargo Collective Investment Funds:
S&P 500 Stock Fund                                  3,421,826
U.S. Treasury Allocation Fund                      12,064,671
Money Market Fund                                   2,553,931

E. Income Tax Status

The Internal Revenue Service (the IRS) has ruled that the Plan qualifies under Section 401(a) of the Internal Revenue Code and that the Trust is exempt under Section 501(a) of the Internal Revenue Code and is, therefore, not subject to tax under present income tax laws. Continued qualification of the Plan depends upon timely adoption and operational application of certain amendments required as a result of the Tax Reform Act of 1986 (the Act). In the Company's opinion, the Plan is operating in compliance with the applicable provisions of the Act. A determination has been requested from the IRS as to the qualification of the Plan, with respect to amendments required as a result of the Act. The Company is not aware of any course of action or series of events that have occurred that might adversely affect the Plan's qualified status.

M.A. Hanna Company Capital Accumulation Plan and Trust
Schedule 27(a) - Schedule of Assets Held for Investment Purposes
December 31, 1993





   Identity of Issue, Borrower, Lessor         Description of                      Current
            or Similar Party                     Investment             Cost        Value
- - ----------------------------------------- ------------------------- ------------ ------------


Cash                                                                       $123         $123

M.A. Hanna Company Stock Fund                        227,996 units    3,059,603    3,837,180


Wells Fargo Mutual Funds:
 Asset Allocation Fund                               218,735 units    2,208,451    2,246,406
 Bond Index Fund                                      37,679 units      376,856      374,530
 S&P 500 Stock Fund                                  385,114 units    3,618,787    3,738,710
 U.S. Treasury Allocation Fund                     1,205,915 units   12,070,272   11,974,740
 Money Market Fund                                 3,944,635 units    3,944,635    3,944,635
                                                                    ------------ ------------
                                                                     22,219,001   22,279,021

Wells Fargo Collective Investment Funds:
 Tilts & Timing Fund                                  52,487 units      651,397      716,975

Participant Loans                           Various personal loans
                                          ranging from 6.1 to 7.5%
                                          with terms of 1 - 5 years     250,890      250,890
                                                                    ------------ ------------

                                                                    $26,181,014  $27,084,189
                                                                    ============ ============

M.A. Hanna Company Capital Accumulation Plan and Trust
Schedule 27(d) - Schedule of Reportable Transactions
December 31, 1993


Series Of Transactions


                                                                                          Purchases                     Sales
                                                                              ------------------------- --------------------------

       Identity of Party Involved                     Description                Number       Amount       Number        Cost
- - ----------------------------------------- ----------------------------------- ------------ ------------ ------------ ------------

Wells Fargo Bank, N.A.                    M.A. Hanna Company Stock Fund                77   $2,225,834           67     $932,100

                                              Collective Investment Funds
                                          -----------------------------------
Wells Fargo Bank, N.A.                    Three Way Asset Allocation Fund              46      917,809           25    1,942,408
Wells Fargo Bank, N.A.                    S&P 500 Stock Fund                           47      501,163           19    3,700,557
Wells Fargo Bank, N.A.                    U.S. Treasury Allocation Fund                29      831,180           38   12,108,398
Wells Fargo Bank, N.A.                    Money Market Fund                            34    1,174,363           26    3,765,072



                                                     Mutual Funds
                                          -----------------------------------
Wells Fargo Bank, N.A.                    Asset Allocation Fund                        38    2,768,015           28      559,564
Wells Fargo Bank, N.A.                    S&P 500 Stock Fund                           34    5,024,282           25    1,405,495
Wells Fargo Bank, N.A.                    U.S. Treasury Allocation Fund                32   14,044,232           37    1,973,960
Wells Fargo Bank, N.A.                    Money Market Fund                            34    5,241,831           33    1,332,295




Single Transactions

       Identity of Party Involved                     Description                 Date        Amount        Date         Cost
- - ----------------------------------------- ----------------------------------- ------------ ------------ ------------ ------------

                                              Collective Investment Funds
                                          -----------------------------------
Wells Fargo Bank, N.A.                    Three Way Asset Allocation Fund                                    7/2/93   $1,800,563
Wells Fargo Bank, N.A.                    S&P 500 Stock Fund                                                 7/2/93    3,571,334
Wells Fargo Bank, N.A.                    U.S. Treasury Allocation Fund                                      7/2/93   11,098,243
Wells Fargo Bank, N.A.                    Money Market Fund                                                  7/2/93    2,752,259


                                                     Mutual Funds
                                          -----------------------------------
Wells Fargo Bank, N.A.                    Asset Allocation Fund                    7/2/93   $1,991,438
Wells Fargo Bank, N.A.                    Money Market Fund                        7/2/93    2,753,247
Wells Fargo Bank, N.A.                    S&P 500 Stock Fund                       7/2/93    3,910,831
Wells Fargo Bank, N.A.                    U.S. Treasury Allocation Fund            7/2/93   13,164,018




Series of Transactions

                                                                                              -------------------------
                                                                                                Selling
       Identity of Party Involved                     Description                                Price       Net Gain
- - ----------------------------------------- -----------------------------------                 ------------ ------------

Wells Fargo Bank, N.A.                    M.A. Hanna Company Stock Fund                        $1,241,024     $308,924

                                              Collective Investment Funds
                                          -----------------------------------
Wells Fargo Bank, N.A.                    Three Way Asset Allocation Fund                       2,138,113      195,705
Wells Fargo Bank, N.A.                    S&P 500 Stock Fund                                    4,049,821      349,264
Wells Fargo Bank, N.A.                    U.S. Treasury Allocation Fund                        14,299,250    2,190,852
Wells Fargo Bank, N.A.                    Money Market Fund                                     3,765,072            0



                                                     Mutual Funds
                                          -----------------------------------
Wells Fargo Bank, N.A.                    Asset Allocation Fund                                   574,261       14,697
Wells Fargo Bank, N.A.                    S&P 500 Stock Fund                                    1,453,177       47,682
Wells Fargo Bank, N.A.                    U.S. Treasury Allocation Fund                         2,028,430       54,470
Wells Fargo Bank, N.A.                    Money Market Fund                                     1,332,295            0




Single Transactions
                                                                                                Selling
       Identity of Party Involved                     Description                                Price       Net Gain
- - ----------------------------------------- -----------------------------------                 ------------ ------------

                                              Collective Investment Funds
                                          -----------------------------------
Wells Fargo Bank, N.A.                    Three Way Asset Allocation Fund                      $1,984,325     $183,762
Wells Fargo Bank, N.A.                    S&P 500 Stock Fund                                    3,909,125      337,791
Wells Fargo Bank, N.A.                    U.S. Treasury Allocation Fund                        13,163,673    2,065,430
Wells Fargo Bank, N.A.                    Money Market Fund                                     2,752,259            0


                                                     Mutual Funds
                                          -----------------------------------
Wells Fargo Bank, N.A.                    Asset Allocation Fund
Wells Fargo Bank, N.A.                    Money Market Fund
Wells Fargo Bank, N.A.                    S&P 500 Stock Fund
Wells Fargo Bank, N.A.                    U.S. Treasury Allocation Fund

